United States
Securities and Exchange Commission
Washington, DC 20549
___________
FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 22, 2008

ALSIUS CORPORATION (Exact Name of Registrant as Specified in Charter)

Delaware	000-51362	20-2620798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15770 Laguna Canyon Road, Suite 150, Irvine, California 92618
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (949) 453-0150

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                       Regulation FD Disclosure.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities of that Section.  Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On January 22, 2008, the Registrant issued a press release announcing the final results of its warrant retirement program (the "Offer"), which expired at 5:00 p.m., Eastern Standard Time, on Friday, January 18, 2008.  Pursuant to the Offer, a total of 14,301,002 Warrants were tendered.  This consisted of 14,029,081 Warrants tendered for cashless exercise and 271,921 Warrants exercised by payment of a reduced cash price of $3.25 per share.  As a result of the exercise of Warrants, 2,822,663 new shares of common stock were issued.  The above numbers differ slightly from the numbers in the attached press release due to a 20,000 Warrant exercise that was not delivered by a party.

The full text of the press release issued in conjunction with the announcement is furnished as Exhibit 99.1 to the Current Report on Form 8-K.

Item 9.01                       Financial Statements and Exhibits.

Exhibits.

Exhibit	Description
99.1	Press Release dated January 22, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALSIUS CORPORATION

Dated: January 28, 2008	By:	/s/ William J. Worthen
Name: William J. Worthen
Title: President and Chief Executive Officer

Exhibit Index

Exhibit	Description
99.1	Press Release dated January 22, 2008